TXNM Energy, Inc.
414 Silver Ave. SW
Albuquerque, NM 87102-3289
www.txnmenergy.com
EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2025, for TXNM Energy, Inc. (“Company”), as filed with the Securities and Exchange Commission on May 9, 2025 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 9, 2025	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
Chairman and Chief Executive Officer
TXNM Energy, Inc.

		By:	/s/ Elisabeth A. Eden
Elisabeth A. Eden
Senior Vice President and Chief Financial Officer
TXNM Energy, Inc.